UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, First Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2016, Editas Medicine, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), for specified patent rights (the “MGH Patent Rights”). The MGH Patent Rights are directed, in part, to CRISPR/Cas9 compositions of matter and their use for genome editing. The Company and MGH had previously entered into, and remain parties to, a license agreement, dated August 29, 2014 (the “Existing License Agreement”), pursuant to which the Company has licensed certain other patent rights, know-how, and biological materials from MGH.

Pursuant to the Agreement, MGH granted the Company an exclusive, worldwide, royalty‑bearing, sublicensable license to the MGH Patent Rights, to make, have made, use, have used, sell, offer for sale, have sold and import products and processes in the fields of the prevention and treatment of human and animal disease (collectively, the “Exclusive Field”).  The licenses granted to the Company by MGH under the Agreement are subject to any retained rights of the U.S. government in the MGH Patent Rights and a royalty‑free right of MGH, its affiliates, and academic, government, and not‑for‑profit institutions to practice the MGH Patent Rights for research and educational purposes.

The Company is obligated under the Agreement to use commercially reasonable efforts to research, develop, and commercialize products and processes in the Exclusive Field. As part of these obligations, the Company is required to achieve certain development milestones within specified time periods, with MGH having the right to terminate the Agreement if the Company fails to achieve these milestones within the required time periods.

Under the Agreement, the Company will pay MGH an upfront license fee in the high six digits. The Company also must pay an annual license maintenance fee beginning in 2018 that increases over time within a specified dollar range in the low six digits, with such maintenance fee being creditable against any royalties due to MGH under the Agreement in the same calendar year.  The Company is obligated to reimburse MGH for expenses associated with the prosecution and maintenance of the MGH Patent Rights.

MGH is entitled to receive clinical and regulatory milestone payments totaling less than $1 million in the aggregate for up to four licensed products or processes to achieve the specified clinical and regulatory milestones.  In addition, MGH is entitled to receive commercial sales milestone payments totaling up to $4.9 million in the aggregate upon the achievement of milestones relating to first commercial sales of up to four licensed products or processes in the United States and abroad as well as milestones relating to annual net sales of products or processes meeting specified thresholds.

The Company is also obligated to pay MGH royalties of less than 1% on net sales of products and processes for the prevention or treatment of human disease, and royalties of a low single‑digit percentage on net sales of products and processes for the prevention or treatment of a non-human animal disease, made by the Company, its affiliates, or its sublicensees.  The Company’s obligation to pay royalties will expire on a product/process‑by‑product/process and country‑by‑country basis upon the later of the expiration of the last to expire valid claim of the MGH Patent Rights that covers the applicable product or process and the tenth anniversary of the date of the first commercial sale of the applicable product or process.  The royalty percentages that the Company is obligated to pay are subject to reduction if at the time of sale the applicable product or process is not covered by a valid claim within the MGH Patent Rights.  If the Company pays royalties to a third party on net sales of a product or process for which a royalty is due under both the Agreement and the Existing License Agreement, the Company can credit up to a mid double‑digit percentage of the amount paid to such third party against the royalties due to MGH under the Agreement, provided that the royalties due to MGH under the Agreement may not be reduced by more than a low to mid double-digit percentage.

Under the Agreement, MGH is also entitled to receive payments of up to $6.0 million in the event the Company’s market capitalization reaches specified thresholds exceeding a low ten digit dollar amount, on or prior to the expiration or termination of the Agreement (or if earlier, a Company sale) (“Market Cap Success Payments”) or a Company sale for consideration in excess of those thresholds (“Company Sale Success Payments”).  Additional Market Cap Success Payments become payable, and the amount of potential Company Sale Success Payments would increase further,  if the Company’s market capitalization reaches additional higher thresholds and the Company has at least one product candidate that is covered by a claim of an MGH Patent Right and that (i) is the subject of a Phase 1 clinical trial of which the Company or an affiliate or sublicensee of the Company is the sponsor, (ii) was the subject of a Phase 1 clinical trial of which the Company or an affiliate or sublicensee of the Company was the sponsor with the Company having determined to conduct a subsequent clinical trial with respect to such product candidate, or (iii) has been approved for sale in either the United States or European Union.  Market Cap Success Payments are payable in cash or shares of Company common stock at the Company’s discretion, and Company Sale Success Payments are payable solely in cash.

MGH retains control of the prosecution and maintenance of the MGH Patent Rights. The Company has the right to provide input in the prosecution of the MGH Patent Rights, including to direct MGH to file and prosecute patents in certain countries. MGH controls the enforcement of the MGH Patent Rights, except for the enforcement of the rights exclusively licensed to the Company, which the Company controls at its expense.  The Company may not enter into any settlement without the prior written consent of MGH. The Company also retains the first right to defend against any legal or administrative action taken by a third party against an MGH Patent Right at the Company’s own cost.

Unless terminated earlier, the term of the Agreement will expire upon the expiration or abandonment of all MGH Patent Rights. However, the Company’s royalty obligations may survive expiration or termination. The Company has the right to terminate the Agreement at will upon 90 days written notice to MGH. MGH may terminate the Agreement upon specified periods of written notice in the event of the Company’s uncured material breach, with the length of such notice period varying depending on the nature of the breach. MGH also may terminate the license agreement immediately if the Company challenges the validity of any MGH Patent Right or in the event of the Company’s bankruptcy or insolvency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: August 8, 2016	By:	/s/ Andrew A. F. Hack
Andrew A. F. Hack
Chief Financial Officer